Exhibit 10.5

                                 PROMISSORY NOTE


$53,000                                                            June 17, 2002


          FOR VALUE RECEIVED, the undersigned, Electric Aquagenics Unlimited, Inc. a Delaware corporation ("Maker"), promises to pay to the order of Charles and Donna Bergh, and their successors and assigns ("Holder"), at such place within the United States as Holder may designate to Maker in writing from time to time, the principal sum of FIFTY THREE THOUSAND DOLLARS ($53,000), together with interest thereon from the date of disbursement until paid and other amounts as provided herein.

         1. Interest and Payments.

                  1.1. Interest Rate. Maker promises to pay interest from and including June 17, 2002 through and including the Maturity Date, as defined below, on the unpaid principal balance of this Note at the rate of twelve percent (12.00%) compounded annually (the "Note Rate"). The Maturity Date for purposes of this Note shall be December 17, 2002, unless this Note is converted into Maker Stock of Maker as provided below, in which case the Maturity Date shall be the effective date of such conversion. The time period beginning on the date first set forth above and ending on the Maturity Date is referred to herein as the term hereof.

                  1.2. Interest Payments. Interest accruing hereon shall be paid on or before the Maturity Date. Any unpaid interest shall be added to the principal balance on the date such interest is due and shall be subject to the interest rate set out in Paragraph 1.1.

                  1.3. Placement Fee. Maker shall pay to Mark Stewart Securities a placement fee of 5% ($2,500) from the gross proceeds of this Note upon its execution.

                   1.4. Principal Repayment. The principal amount of this Note shall be due and payable in full in a lump sum payment on the Maturity Date unless this Note is converted into the Stock of Maker as provided below, in which case the conversion shall be deemed to constitute payment in full of all principal and interest owed Holder under this Note without any further payment or action by Maker. To the extent that all other amounts owed Maker under this Note have not been paid in full or deemed paid in full by the Maturity Date, all such other amounts owed hereunder shall also be due and payable on the Maturity Date, without necessity of Holder's making demand therefor.

                   1.5. Conversion to Maker Stock. At any time after the date hereof until the Maturity Date, this Note shall, at the election of Holder, be convertible, pro rata, into Maker's restricted common stock ("Maker Stock"). If the Holder elects to exercise its option to convert this Note to Maker Stock, Holder shall provide written notice of its election to Maker, and shall surrender this Note to Maker. Maker shall then immediately convert the outstanding principal amount of this Note (together with all accrued and unpaid interest) at the rate of $1.00 per share of Maker Stock. Such shares of Maker Stock shall be duly and validly issued, fully paid and nonassessable. Holder

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understands that the Maker Stock is characterized as "restricted securities" and that under applicable federal and state securities laws the Maker Stock may not be resold without registration under the Securities Act of 1933 except under certain limited circumstances.

                   1.6. Place and Time of Payment. All payments specified herein shall be deemed made when actually received by Holder. All payments shall be made to Holder c/o Charles Bergh at 19296 Torrey Pines Cir. Huntington Beach, California 92648-5512, and shall be made without offset and without prior notice or demand.

                   1.7. Form and Application of Payments. Payments shall be in lawful money of the United States of America and when received by Holder shall be applied first to cost or fees incurred in the collection of this note, second to accrued interest, third upon the portion of the principal balance then dues, if any, and fourth as a principal payment.

                  1.8. Prepayment. Subject to Holder's unilateral right to convert the principal and interest of this Note into Maker Stock, this Note may be prepaid in whole or in part at any time or from time to time without premium or penalty.

         2. Default. Time is of the essence of this Note. A default shall occur if:

                  2.1. Failure to Make Payments. Maker fails to make any payment under this Note on the date due.

                  2.2. Other Failures. Maker fails to perform any other obligation contained in this Note or breaches any covenant contained in any instrument securing payment hereof within ten days after notice from Holder specifying the nature of the default.

                   2.3. Bankruptcy. Maker becomes insolvent, a receiver is appointed to take possession of all or a substantial part of Maker's properties, Maker makes an assignment for the benefit of creditors or files a voluntary petition in bankruptcy or Maker is the subject of an involuntary petition in bankruptcy that is not dismissed within 60 days. For purposes of this Section 2.3, the term "Maker," as used herein, shall be deemed to include each person or entity who is a maker, co-maker or guarantor of this Note, and (c) if this Note is secured by a pledge of any other obligation, the term "Maker," as used herein, includes any party obligated on such other promissory note or other obligation or any guaranty or letter of assurances in connection therewith.

         3. Remedies. In the event of a default, Holder, at its option, may take any one or more of the following steps:

                  3.1. Acceleration. Declare the entire unpaid principal balance of the debt evidenced hereby, and all interest on such debt and all other costs and expenses evidenced hereby, to be immediately due and payable, notwithstanding any other provision hereof.

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                   3.2. Other Remedies. Pursue any other right or remedy
provided herein or in any other agreements between Maker and Holder or otherwise allowed by law. Holder may pursue any such rights or remedies singly, together or successively. Exercise of any such right or remedy shall not be deemed an election of remedies. Failure to exercise any right or remedy shall not be deemed a waiver of any existing or subsequent default nor a waiver of any such right or remedy.

         4. Attorney Fees and Collection Costs. In the event of any default under this Note, or in the event that any dispute arises relating to the interpretation, enforcement or performance of this Note, the prevailing party shall be entitled to attorneys' fees.

         5. Governing Law, Severability.

                  5.1. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Utah, which internal laws exclude any provision or interpretation of such laws that would call for, or permit, the application of the laws of any other state or jurisdiction, and any dispute arising therefrom and the remedies available shall be determined solely in accordance with such internal laws. Venue for any dispute arising from this Note or the parties' relative rights and obligations hereunder shall be in the Third Judicial District Court, in and for Salt Lake County, State of Utah, and each party hereto consents to the personal jurisdiction of said Court.

                  5.2. Severability. If any provision of this Note is found by a court of competent jurisdiction to be invalid or unenforceable as written, then the parties intend and desire that (a) such provision be enforceable to the full extent permitted by law and (b) the invalidity or unenforceability of such provision shall not affect the validity and enforceability of the remainder of this Note.

         6. Amendment. This Note may not be amended, modified or changed, nor shall any provision hereof be deemed waived, except only by an instrument in writing signed by the party against whom enforcement of any such waiver, amendment, change or modification is sought.

         7. Reserved.

         8. Binding Agreement. This Note shall be binding upon the successors and assigns of Maker.

         9. Security. This Note is unsecured.

         10. Warranties. Maker warrants and represents to Holder that the proceeds of the loan evidenced hereby will be used for commercial purposes and will not be used for personal, consumer, residential or household purposes.

         11. Construction. This Note and the other documents related hereto have been reviewed and negotiated by Maker and any other parties thereto with the benefit of or the opportunity to seek the assistance of legal counsel and shall not be construed against any party by presumption. The titles and captions contained in this Note are inserted for convenience and shall not be deemed to define, limit, extend or modify any provision of this Note. All references to Holder herein shall include any successor or assign of Holder.

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          This Note has been executed as of June 17, 2002.

                                            Electric Aquagenics Unlimited, Inc.


                                            By:   /s/ Gaylord Karren
                                                --------------------------------
                                                 Gaylord Karren, C.E.O.



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